UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market
Class B common stock, $0.01 par value	METCB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01. Other Events.

On July 20, 2023, the U.S. Court of Appeals for the Fourth Circuit (the “Court”) rendered a decision in the case styled Ramaco Resources, LLC v. Federal Insurance Company, Ace American Insurance Company, and Chubb INA Holdings, Inc. The Court reinstated the jury verdict awarded to Ramaco Resources, LLC (the “Company”) for contractual damages and prejudgment interest of $7.6 million. The Court further determined the Company is entitled to attorneys’ fees and a new trial on damages for inconvenience and aggravation pursuant to West Virginia’s Hayseeds doctrine.

The case is not final and may be subject to further appeals or rehearing requests.

As background, on November 5, 2018, one of the three raw coal storage silos that fed the Elk Creek plant of the Company experienced a partial structural failure. The Company’s insurance carrier, Federal Insurance Company, disputed the Company’s claim for coverage based on certain exclusions to the applicable policy and, therefore, on August 21, 2019, the Company filed suit against Federal Insurance Company and Chubb INA Holdings, Inc. in Logan County Circuit Court in West Virginia seeking a declaratory judgment that the partial silo collapse was an insurable event and to require coverage under the Company’s policy. Defendants removed the case to the United States District Court for the Southern District of West Virginia, and upon removal, the Company substituted ACE American Insurance Company as a defendant in place of Chubb INA Holdings, Inc. The trial in the matter commenced on June 29, 2021, in Charleston, West Virginia. On July 15, 2021, the jury returned a verdict in the Company’s favor for $7.6 million in compensatory damages and on July 16, 2021, made an additional award of $25.0 million for inconvenience and aggravation.

On August 12, 2021, the defendants filed a post-trial motion for judgment as a matter of law or in the alternative to alter or amend the judgment or for a new trial. On March 4, 2022, the district court entered its memorandum opinion and order on the motion reducing the jury award to a total of $1.8 million, including pre-judgment interest, based largely on the district court’s decision to vacate and set aside, in its entirety, the jury award of damages for inconvenience and aggravation. The same day, the district court entered the judgment in accordance with the memorandum opinion and order. On April 1, 2022, the Company filed a notice of appeal with the U.S. Court of Appeals for the Fourth Circuit.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: July 20, 2023